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                                   Exhibit 21

                           Subsidiaries of the Company

Name:                                   State or Jurisdiction of Incorporation:
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LipoGenics, Inc.                        Delaware
Bionutrics Health Products, Inc.        Delaware
InCon Technologies, Inc.                Delaware
InCon International, Ltd.               British Virgin Islands
Nutrition Technology Corporation        Nevada
Cosmedics, Inc.                         Delaware